SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2003

HEALTHAXIS INC.
(Exact name of registrant as specified in charter)

Pennsylvania (State or other jurisdiction of incorporation)	0-13591 (Commission File Number)	23-2214195 (IRS Employer Identification No.)

5215 N. O’Connor Blvd., 800 Central Tower, Irving, Texas 75039
(Address of principal executive offices)

(972) 443-5000
(Registrant’s telephone number, including area code)

Item 5. Other Events
SIGNATURES
EXHIBIT INDEX
EX-3.1 Amended/Restated Articles of Incorporation
EX-4.1 Specimen Common Stock Certificate
EX-99.1 Press Release

Item 5. Other Events

     At a special meeting of shareholders on August 19, 2003, the common shareholders of Healthaxis Inc. (the “Company”) approved a proposal authorizing the Company’s board of directors, at its discretion, to effect a reverse stock split of the Company’s common stock at a ratio of not less than 1-for-5 and not more than 1-for-15. The Company’s board of directors, at a subsequently held special meeting, approved the reverse stock split with an exchange ratio of 1-for-10.

     The Company’s common stock will trade on The Nasdaq SmallCap Market on a post-split basis at the commencement of trading on Thursday, August 21, 2003. For a period of 20 trading days, shares of the Company’s common stock will trade under the ticker symbol “HAXSD.” After 20 trading days, trading will resume under the ticker “HAXS.”

     To effect the split, the Company filed Articles of Amendment, which amended its Articles of Incorporation, with the Secretary of the Commonwealth of Pennsylvania on August 19, 2003. A copy of the Articles of Amendment is attached hereto as Exhibit 3.1.

     The shares of common stock issued as a result of the reverse stock split will have a new CUSIP number. A copy of the form of the new specimen common stock certificate is attached hereto as Exhibit 4.1.

     On August 19, 2003, the Company issued a press release with respect to the reverse stock split. A copy of the press release is attached hereto as Exhibit 99.1.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 19, 2003

HEALTHAXIS INC.

		By:	/s/ JOHN M. CARRADINE John M. Carradine Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Articles of Amendment to the Company's Amended and Restated Articles of Incorporation.

4.1	Specimen Common Stock Certificate.

99.1	Press release dated August 19, 2003.